Exhibit 99.1

GENERAL CANNABIS CORP. ANNOUNCES KEY MOVES TO FURTHER FOCUS ITS BUSINESS OPERATIONS FOR NEXT PHASE OF GROWTH

Denver, CO (January 3, 2019) – As it prepares to roll out its “Cannabis 3.0” growth strategy over the coming weeks, General Cannabis Corp. (OTCQX: CANN) and its newly appointed CEO Steve Gutterman today announced several strategic steps that will further focus the company’s operations and strengthen its balance sheet.  Among the steps announced today, General Cannabis Corp. said it plans to expand the operations around its highly successful and profitable cultivation consulting business, Next Big Crop, while shedding several non-core business units.  Gutterman indicated the company will also pay off interest on a major note and anticipates converting the principal into equity on terms to be finalized, and the company anticipates raising capital in the near term to fund additional, planned expansion.  He also announced that the company’s Chief Financial Officer is retiring and will consult with the company during its transition to a new CFO.

In announcing the retirement of Andrews—who has served as CFO for 3 years and stepped down effective December 31, 2019—Gutterman said Andrews will move into an advisory role with the company, and that Controller Jessica Bast will continue in her role with expanded responsibilities. Gutterman said: “Brian has been pivotal in the development of General Cannabis Corp. He built a great team and, as the cannabis market transformed and grew at incredible speed, he put in place essential processes that ensure we operate with transparency and in full compliance with Sarbanes-Oxley.  We wish Brian the absolute best as he enters into this well-earned chapter of retirement.  And we are excited to see Jessica continue to expand her role within the company.”

Andrews said: “It’s been an incredible run for me at General Cannabis.  With Steve’s arrival as CEO, an expanding board of directors and a great team in place, this is as good a moment as there will ever be for me to make a planned transition into retirement.  I look forward to helping the company in any way I can.”

Gutterman also announced that the company is expanding operations for Next Big Crop, its highly successful and profitable cultivation consulting business—and selling or eliminating non-core business of its security unit, IPG, as well as its CBD consumer sales division STOA and Chiefton, its apparel unit.  IPG accounts are expected to be sold, while STOA and Chiefton will be discontinued.  These actions do not meaningfully impact profitability; rather, they enable the company to focus on core businesses. The Next Big Crop business is expected to grow rapidly this year as it expands its cultivation consulting business.

General Cannabis is also strengthening its balance sheet by paying off the interest on its current note with SBI.  General Cannabis also anticipates converting the principal into equity on terms to be finalized. Additionally, General Cannabis anticipates raising capital in the near term to fund planned expansion.

These actions prepare General Cannabis to execute on its 2020 business plan, which the company will discuss in detail over the coming weeks.  General Cannabis Corp. is a trusted partner to cultivation, production and retail cannabis operations and provides important operational and infrastructural support to cannabis operators across the US.  Over the last several years, the company has completed multiple strategic acquisitions, last quarter announced record revenue and is poised to opportunistically acquire and operate cannabis assets.  In mid-December 2019 the company announced the appointment of Gutterman—an industry leader in the cannabis space and former banking executive—as new CEO.

Said Gutterman, “We are laser focused on our Cannabis 3.0 strategy and these moves only strengthen our position. As the cannabis industry enter its third phase of evolution and growth, we believe we are well poised to capitalize on having a second mover advantage.  We are excited to unveil this over the next several weeks and look forward to making additional announcements.”

About General Cannabis Corp.

General Cannabis Corp is the comprehensive national resource for the highest quality service providers available to the regulated cannabis industry. The Company is a trusted partner to the cultivation, production and retail sides of the cannabis business. It achieves this through a combination of strong operating divisions such as security, operational consulting and products, consumer goods and marketing consulting, and capital investments and real estate.  As a synergistic holding company, the Company's divisions are able to leverage the strengths of each other, as well as a larger balance sheet, to succeed. The Company's website address is www.generalcann.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.   Such forward-looking statements include statements relating to the following: the Company’s “Cannabis 3.0” growth strategy; the strategic steps the Company believes will further focus the

Company’s operations and strengthen its balance sheet; the Company’s plans to expand operations around its cultivation consulting business, Next Big Crop, while shedding several non-core business units; the Company’s plans to convert the principal of a note into equity on terms to be announced; the Company’s capital raising efforts; the Company’s planned expansion; and the Company’s expectation that the Next Big Crop business will grow rapidly this year.  Any statements that are not statements of historical fact, such as the statements described above, should be considered forward-looking statements.  Some of these statements may be identified by the use of the words "may," "will," "believes," "plans," "anticipates," "expects" and similar expressions. General Cannabis has based these forward-looking statements on current expectations and projections about future events as of the date of this press release.  These forward-looking statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those factors described from time to time in General Cannabis's most recent Annual Report on Form 10-K and most recent Quarterly Reports on Form 10-Q under the heading "Risk Factors" and in subsequent filings with the Securities and Exchange Commission. General Cannabis undertakes no duty to update any forward-looking statements made herein.

Contact:

Steve Gutterman

303-759-1300

###